UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 10, 2009

Alliance Data Systems Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15749	31-1429215
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17655 Waterview Parkway, Dallas, Texas		75252
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 348-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2009, the board of directors of Alliance Data Systems Corporation (the "Company") and J. Michael Parks agreed that the transition contemplated by the leadership succession plan implemented by the Company on March 1, 2009 was complete. As a result, Mr. Parks stepped down as executive chairman of the board but will continue to serve the Company as a member of the board of directors. Consistent with best practices for corproate governance, the board of directors has also further amended the Company's Second Amended and Restated Bylaws, effective as of December 10, 2009, to allow for a non-executive chairman of the board as elected from among the directors. On December 10, 2009, the board elected Mr. Robert A. Minicucci to serve as non-executive chairman of the board. Mr. Minicucci has been a board member since the founding of the Company and was serving in the lead director capacity.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of December 10, 2009, the Company’s Second Amended and Restated Bylaws are further amended (1) to provide that the chairman of the board will no longer be an executive officer position; (2) to allow the board to elect the chairman from among its members; and (3) to provide for certain other related changes to the responsibilities of the chief executive officer and president. The Company’s Fourth Amendment to the Second Amended and Restated Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.2 Fourth Amendment to the Second Amended and Restated Bylaws of Alliance Data Systems Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

December 11, 2009	By:	Edward J. Heffernan

Name: Edward J. Heffernan
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

3.2	Fourth Amendment to the Second Amended and Restated Bylaws of Alliance Data Systems Corporation.